UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 20, 2023

SHARPLINK GAMING LTD.
(formerly Mer Telemanagement Solutions Ltd.)
(Exact name of registrant as specified in charter)

Israel	9200	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104
Minneapolis, Minnesota  55402
(Address of Principal Executive Offices) (Zip Code)

612-293-0619
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 20, 2023, SharpLink Gaming Ltd. (the “Company”) held an Extraordinary General Meeting of Shareholders to vote on the following matters:

1.	Reverse Share Split

Shareholders have approved a reverse share split of the Company’s ordinary shares, par value NIS 0.06 per share (the “Ordinary Shares”), by a ratio of up to and including 20:1, to be effective at the ratio and on a date to be determined by the Company’s Board of Directors, and amendments to the Company’s Amended and Restated Articles and Memorandum of Association to effect such reverse share split.

For	Against	Abstain	Broker Non- Votes
13,476,615	579,997	672	--

2.	Appointment of Company’s Independent Auditors

Shareholders have approved the appointment of Cherry Bekaert, LLP, a registered public accounting firm, as the Company’s independent auditor for the year ended December 31, 2022 and to authorize the Company’s Board of Directors to fix such accounting firm’s compensation in accordance with the nature of their services or to delegate such power to the Company’s Audit Committee.

For	Against	Abstain	Broker Non- Votes
13,872,945	146,869	37,470	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD

By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer

Dated: January 23, 2023